UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601

James Center Three

Richmond, VA, 23219

(Address of principal executive offices)

(804) 344-4435

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Wells Fargo Credit Facility

On June 13, 2022, wholly owned subsidiaries of the operating partnership of Medalist Diversified REIT, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”) for a term loan (the “Term Loan”) and a revolving line of credit (the “Line of Credit” and together with the Term Loan, the “Credit Facility”). The Credit Facility is cross collateralized by the Salisbury Marketplace Property, Greenbrier Business Center Property and Lancer Center Property. The previous mortgages and outstanding loan balances on the Greenbrier Business Center Property and Lancer Center Property were refinanced in connection with the Credit Facility. The Term Loan has a principal balance of $18,609,500 amortized over 25 years which matures on June 1, 2027 and bears interest at a rate per annum of 4.50%. The Term Loan is evidenced by a promissory note made by the Company for the benefit of the Lender (the “Term Loan Note”). The Line of Credit permits advances to the Company of up to $1,500,000 in the aggregate. Amounts outstanding under the Line of Credit bear interest at a variable rate per annum of 2.25% above SOFR and are due and payable on June 1, 2023. The Line of Credit is evidenced by a promissory note made by the Company for the benefit of the Lender (the “Line of Credit Note” and together with the Term Loan Note, the “Notes”). The Credit Agreement and Notes contain provisions, representations, warranties, covenants and indemnities that are customary and standard for secured debt on a commercial properties.

The foregoing descriptions of the Credit Agreement and Notes are qualified in their entirety by reference to the Credit Agreement and Notes, copies of which is filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Salisbury Marketplace

On June 13, 2022, the Company closed on the acquisition of the Salisbury Marketplace property (the “Salisbury Marketplace Property”), a retail center property totaling approximately 79,732 square feet of gross leasable area located in Salisbury, North Carolina, for a purchase price of $10,025,000, exclusive of closing costs. The Salisbury Marketplace Property was previously owned by FCC Salisbury Marketplace, LC, a Virginia limited liability company and unaffiliated seller.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information related to the Credit Facility in Item 1.01 above is hereby incorporated by referenced into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for the Salisbury Marketplace Property will be filed in an amendment to this current report on Form 8-K on or before August 29, 2022, which date is within the period allowed to file such an amendment.

(b) Unaudited Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of the Salisbury Marketplace Property will be filed in an amendment to this current report on Form 8-K on or before August 29, 2022, which date is within the period allowed to file such an amendment.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 13, 2022.
10.2	Term Note, dated as of June 13, 2022
10.3	Revolving Line of Credit Note, dated as of June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: June 17, 2022	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary